Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (333-260145) of COMPASS Pathways plc of our report dated March 9, 2021 relating to the financial statements, which appears in COMPASS Pathways plc's Annual Report on Form 20-F for the year ended December 31, 2020. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Reading, United Kingdom
February 24, 2022